                                                                    EXHIBIT 10.1


SOFTSENSE COMPUTER PRODUCTS, INC. COMPU-TOUCH(R) LICENSE, SUPPORT AND EQUIPMENT
                              PURCHASE AGREEMENT

This Compu-Touch license, support and equipment purchase agreement (this "Agreement") is entered into this ___ day of ____________, ______, between Softsense computer products, Inc., a Georgia corporation, with its principal place of business at 1000 Alderman Drive, Suite A, Alpharetta, Georgia 30202 (hereinafter "Softsense"), and ________________________________, a corporation, organized and existing under the laws of the State of ______________, with its principal place of business at _________________________________________________
(hereinafter "Customer").

     Now therefore, for and in consideration of the mutual premises, warranties and representations set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   BACKGROUND Softsense is the developer and owner of several copyrighted
          ----------
computer programs (and associated copyrighted documentation) operable on certain microcomputer equipment which are designed for use in managing convenience stores and other retail establishments, and which are commonly referred to as Compu-Touch. Softsense is also the developer of certain items of computer equipment which are used in conjunction with these computer programs. Prior to the date of this Agreement, Customer accepted a proposal dated __________, 199__, from Softsense whereby Customer agreed to license one or more of Softsense's Compu-Touch programs from Softsense, purchase selected items of computer equipment from Softsense and receive support and maintenance services from Softsense with respect to such programs and equipment. The purpose of this Agreement is to establish the terms and conditions which will apply to the current and future licensing of the Compu-Touch programs, the purchase of equipment and the support and maintenance of such programs and equipment, whether such items are offered to Customer through one or more additional proposals.

     2.   DEFINITIONS   In this Agreement, the following terms shall have the
          -----------
meanings set forth below:

               2.1 "Enhancement" shall mean any change or addition to the Software that, when made, adds new function or improves the Software's utility, efficiency, functional capability or application. "Enhancement" shall not include separately priced or separately marketed computer programs, even if such computer programs are designed to interface with the Software. "Enhancement" includes all Error Corrections and Additional Enhancements (as defined in Section 6.2.2 herein).

               2.2 "Equipment" shall mean the computer equipment, parts and supplies which have been formally approved by Softsense to be used in conjunction with the Software, and which are purchased by Customer from Softsense. "Equipment" includes equipment designed and manufactured by
Softsense, equipment designed by Softsense and assembled by third parties (collectively, the "Softsense Equipment") and equipment designed and manufactured by third parties ("non-Softsense Equipment"). The Equipment is more particularly described in the Proposal, as defined below.
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               2.3  "Error" shall mean any failure of the Software to conform in all material respects to the published specifications for the Software.

               2.4 "Error Correction" shall mean either a modification or addition that, when made, or added to the Software, establishes material conformity of the Software to its published specifications, or a procedure or routine that helps eliminate the practical adverse effect on Customer of such nonconformity.

               2.5 "Order" shall mean a Customer issued purchase order in substantial conformity with the requirements of Section 3.6.2 herein, which when accepted by Softsense (as specified in Section 3.6.1 herein) shall bind the parties hereto to the terms on the face of the Order with respect to the Software, Equipment and Professional Services listed thereon.

               2.6 "Proposal" shall mean a written offer by Softsense made to and accepted by Customer which relates to the licensing of Software, purchase of Equipment and provision of Software Support and Equipment Maintenance Services. The Proposal shall specify the Software and Equipment to be licensed and purchased by Customer, the fees and charges associated with the Software, Equipment, Software Support and Equipment Maintenance Services and other terms and conditions pertaining to the business transaction between Customer and Softsense. For purposes hereof, the proposal dated _____________, 19___ and referred to in Section 1 shall be deemed a "Proposal," as well as any future proposals offered to and accepted by Customer relating to the subject matter hereof.

               2.7 "Services" shall mean the Equipment maintenance services that may be provided under an Equipment maintenance plan selected by Customer ("Equipment Maintenance Services"), Software support services that may be provided under a Software support plan selected by Customer ("Software Support Services"), and the professional services ("Professional Services") that may be provided by Softsense hereunder.

               2.8 "Software" shall mean only the Softsense developed and owned computer programs licensed to Customer under this Agreement, consisting solely of machine readable computer code, user manuals, specifications and other materials in any form that relate to the Software. "Software" shall also include all Upgrades and Enhancements that are made available to Customer as part of the Software Support Services and Professional Services provided by Softsense hereunder. The Software is more particularly described in the Proposal.

               2.9 "System" shall mean the Software and certain non-Softsense computer programs operating with the Equipment formally approved by Softsense.

               2.10 "Upgrades" shall mean new versions or new releases of the Software, which may include Enhancements or maintenance modifications to the extent that such new versions and new releases are not developed to function under a new operating system.

     3.   FEES, ORDERING AND PAYMENT
          --------------------------

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               3.1 System Pricing  The fees for all Software and Equipment will
                   --------------
be specified in each Proposal. Customer shall adhere to the following payment terms for any Accepted Orders (as defined in Section 3.6.1 herein) for Software and Equipment placed hereunder:

                         (i)    Customer will issue an Order to Softsense via
fax, overnight mail or any other mutually agreed upon mode of delivery and shall remit with such Order a deposit for the purchase in the amount of eighty percent (80%) of the purchase amount;

                         (ii)   Softsense will deliver the Software and
Equipment to the Customer - designated location by the delivery date specified on the Accepted Order;

                         (iii)  Softsense will generate and deliver to Customer
an invoice for the unpaid purchase amount upon shipment of the System to the Customer-designated location;

                         (iv)   Customer will process the invoice and remit the
payment due to Softsense within thirty (30) days of Customer's receipt of the invoice.

               3.2  Services Fees
                    -------------------

                         3.2.1  Software Support Services Fees  Customer shall
                                ------------------------------
pay to Softsense an annual Software Support Services fee equal to ___ % of the total license fees paid or to be paid by Customer for each copy of the Software currently licensed and installed at each Licensed Site. Softsense will invoice Customer in advance on a monthly basis for the Software Support Services, such fee to be paid within thirty (30) days after Customer's receipt of Softsense's invoice. To the extent Customer licenses and installs additional Software, the monthly support fee will be recalculated based on the new total license fees paid or to be paid by Customer.

                         3.2.2  Equipment Maintenance Services Fees  Customer
                                -----------------------------------
shall pay to Softsense an annual Equipment Maintenance Services fee equal to ___ % of the total charges paid or to be paid by Customer for each item of Equipment installed at each Licensed Site. Softsense will invoice Customer in advance on a monthly basis for the Equipment Maintenance Services, such fee to be paid within thirty (30) days after Customer's receipt of Softsense's invoice. To the extent Customer purchases and installs additional Equipment items, the monthly maintenance fee will be recalculated based on the new total charges paid or to be paid by Customer.

                         3.2.3  Professional Services Fees Customer will pay for
                                --------------------------
the Professional Services at Softsense's then-current Professional Services billing rates. Customer shall also pay all reasonable travel, meal and lodging expenses incurred by Softsense in connection with providing such services. Softsense will invoice Customer on a monthly basis for these expenses. Softsense will also invoice Customer on a monthly basis for the Professional Services unless the parties mutually agree to alternative payment terms. Customer shall pay all fees and expenses within thirty (30) days after its receipt of Softsense's invoices.

               3.3 Softsense shall have the right, at any time, to change, alter or amend the fees, charges and billing rates associated with the Software, Equipment and Services upon sixty (60) days prior written notice to Customer.

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               3.4  Any amount past due shall bear interest at a rate of 1.5 percent per month until paid in full.

               3.5  Taxes In addition to the fees due under this Agreement,
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Customer agrees to pay the amounts equal to any federal, state and local taxes and import and export duties, designated, levied or based on this Agreement or any activities hereunder, exclusive of any taxes based on Softsense's net income, including any taxes or duties levied subsequent to the effective date of this Agreement. In regards to any applicable state and local sales and use taxes, Customer shall provide Softsense with either a valid exemption certificate or documentation indicating that Customer has self-assessed and paid any such taxes.

               3.6  Ordering
                    --------

                    3.6.1 Specific Software, Equipment and Professional Services may be ordered by Customer under this Agreement by complying with the reasonable ordering procedures established by Softsense, which, at a minimum, will require Customer's submission of a signed Order to Softsense and Softsense's acceptance thereof. Only those terms on the face (not back) of the Accepted Order shall be enforceable. An Order for Professional Services which has been signed by an authorized representative of Softsense and returned to Customer shall be deemed accepted by Softsense ("Accepted Order"). An Order for Software and Equipment which has been signed by Softsense and returned to Customer or upon which Softsense has issued an invoice to Customer or upon which Softsense has otherwise commenced performance, shall be deemed accepted by Softsense. Unless otherwise agreed in writing by the parties, the Accepted Order listing the Software programs licensed and the Customer locations ("Licensed Sites") where the Software programs are to be installed, shall serve to conform and effectuate Customer's license to the Software at such Licensed Sites, effective as to each Licensed Site upon completion of payment of the charges stated in the Order for such Licensed Site.

                    3.6.2 Orders for Software and Equipment shall identify: (i) the subject Software and Equipment; (ii) the Customer location for the Software and Equipment; and (iii) the mutually agreed upon delivery date. Orders for Professional Services shall indicate: (i) the services requested; (ii) the mutually agreed upon completion dates (including all milestone dates), where applicable; (iii) the applicable billing rate; and (iv) the payment terms agreed upon by the parties.

     4. SOFTWARE
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          4.1  License
               -------

                    4.1.1 Subject to compliance by Customer with the terms set forth herein, including payment of all license fees, Softsense hereby grants to Customer a nonexclusive, nontransferable, nonassignable (except as permitted by Section 17), limited and personal license to install, use and execute the Software at each Licensed Site solely in support of Customer's internal business activities. Customer acknowledges and agrees that a separate license from Softsense is required for each Customer location where the Software will be used, as designated in the applicable Accepted Orders. Customer may make one copy of the Software for "archival" or "backup" purposes only, provided such copy is

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labeled with Softsense's name and the version and serial number of the Software and the label contains Softsense's copyright notices or other proprietary markings designated by Softsense.

                    4.1.2 Notwithstanding the license granted in Section 4.1.1, no license is granted to Customer to copy, reproduce or modify the Software, or to adapt, transcribe or merge the Software or any portion thereof, except with Softsense's express written consent. Customer has no right to market, sell, sublicense, disseminate, distribute or otherwise transfer the Software or any portion thereof, unless expressly authorized by Softsense in an addendum to this Agreement signed by both parties. Customer shall not decompile, disassemble or reverse engineer the Software, or attempt to do so.

                    4.1.3 With respect to the third-party computer programs provided by Softsense for use in conjunction with the Software, Customer acknowledges that any right and license to use such computer programs will be specified on the license agreement provided by the manufacturer of such computer programs.

                    4.1.4 The license granted to Customer hereunder is limited to the United States and the Software shall not be used outside the United States without first notifying and obtaining Softsense's consent, which consent will not be unreasonably withheld by Softsense after taking into consideration, among other factors, the extent of legal protection provided to intellectual property by the country where Customer desires to use the Software.

          4.2  Ownership of Software
               ---------------------

                    4.2.1 Customer acknowledges and agrees that, as between Softsense and Customer, Softsense is the owner of the Software, including all modifications, changes, updates and additions, whether made by Softsense or by a third party with Softsense's permission.

                    4.2.2 Customer acknowledges and agrees that, except for Customer's license described in Section 4.1 of this Agreement, Customer has no right, title and interest in the Software, in any form, or in any copies thereof, including all worldwide copyrights, trade secrets, patent rights and any other Proprietary Information (as defined in Section 7.1) and confidential information rights therein. In connection therewith, Customer agrees to at all times hereafter keep the Software free of all security interests, liens, encumbrances, mortgages and claims whatsoever, and Customer agrees that neither it nor anyone at its direction shall file a financing statement, mortgage, notice of lien, deed of trust, security agreement or any other agreement or instrument creating or giving notice of an encumbrance or charge against the Software. Additionally, the Software shall remain the property of Softsense even if Customer, its employees or its contractors, may have contributed to the conception of such work or helped in its development.

                    4.2.3 Except in the context of claims by third parties who have established, by virtue of a final non-appealable judgment or order issued by a court of competent jurisdiction, ownership rights to the Software, or to any specific portion thereof, which are superior to those of Softsense, Customer hereby agrees not to challenge the validity of or impair Softsense's ownership of the Software, as well as not to challenge the

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copyrights, trade secret rights, patent rights or confidential and Proprietary
Information rights of Softsense therein.

                    4.2.4 Nothing herein shall be construed as granting Customer any right, title or interest in, or to, the trade names or trademarks owned or used by Softsense.

                    4.2.5 Nothing herein shall restrict Softsense from granting similar rights and licenses to the Software to other individuals and entities.

          4.3  Software Limited Warranty and Disclaimers
               -----------------------------------------

                    4.3.1 Softsense hereby warrants to Customer that the Software will conform, when shipped to Customer, to the published specifications for the Software, provided that the Software is properly used in the minimum operating environment recommended by Softsense. If Customer believes that there is a defect in the Software such that it does not conform to this limited warranty, Softsense must be notified immediately, but no later than ninety (90) days following the delivery of the Software to Customer. As Customer's exclusive remedy and sole measure of any recoverable damages by Customer and any third party for breach of this limited express warranty with respect to the Software, Softsense shall repair or replace, at Softsense's option and expense, the nonconforming Software. Softsense shall have no obligation under this Section
4.3.1 should the Software be modified, altered, merged or subjected to misuse, neglect, accident or improper use by Customer or any third party. Softsense does not warrant that the Software will operate in conjunction with equipment or software that is neither provided by nor formally approved by Softsense, or that the operation of the Software will always be uninterrupted or problem or Error free.

                    4.3.2 Customer understands and agrees that the limited express warranty set forth above in Section 4.3.1 is exclusive and Softsense disclaims any and all other warranties of any nature whatsoever with respect to the Software and any Software Support Services and Professional Services provided hereunder, whether oral or written, express or implied, particularly including the implied warranties of merchantability and fitness for a particular purpose.

               4.4 Softsense will defend Customer against any claim that the Software supplied infringes a United States patent or copyright and, subject to the limitation of liability set forth in Section 8.1 herein, will pay all costs, damages and attorneys' fees that a court finally awards as a result of a determination of patent or copyright infringement. To qualify for such defense and payment, Customer must: (i) provide Softsense with prompt written notice of the initial claim and lawsuit relating thereto; (ii) permit Softsense the right to defend, compromise or settle the lawsuit in the sole discretion of Softsense; and (iii) provide Softsense with all available information, reasonable assistance, authority and cooperation to enable Softsense to defend, compromise or settle the lawsuit as provided herein. Customer, at its own expense, may participate in any such lawsuit, compromise or settlement in an advisory capacity. If such claim has occurred, or in Softsense's judgment, is likely to occur, Customer agrees to allow Softsense, at Softsense's option and expense, to modify the Software so that it becomes noninfringing, or to procure the right for Customer to continue using the Software or to substitute the Software, and if such remedies are not, in Softsense's judgment, reasonably available, then upon written request, Customer will return the Software to Softsense for a credit in the amount of the unamortized portion of the

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Software, using a five-year straight line amortization schedule. Softsense shall not have any liability to Customer for any claim that the non-Softsense computer programs infringes a United States patent or copyright. Customer's sole recourse will be against the manufacturer of such non-Softsense computer programs to the extent that the manufacturer assumes any responsibility for patent or copyright infringement. The defense offered in this Section 4.4 shall not apply to any claim based upon the combination, operation or use of the Software with data or computer programs not provided, formally approved or manufactured by Softsense. The foregoing states the entire obligation of Softsense for patent and copyright infringement with respect to the Software.

               4.5 Softsense hereby represents to Customer that Softsense is the author of the Software and has full and exclusive right, title and interest in the Software, including the exclusive right to grant the licenses and rights granted herein to the Software and that the Software is free and clear of any lien, claim or encumbrance whatsoever.

     5. EQUIPMENT
        ---------

               5.1 Title to the Equipment purchased hereunder will pass to Customer upon payment to Softsense of all fees or charges hereunder related to the Equipment.

               5.2 Delivery of the Equipment will be made in accordance with the Accepted Order therefor and the Equipment will be delivered to Customer's location set forth in such Accepted Order. Softsense shall make all shipping arrangements, and will invoice Customer for all shipping charges. Softsense will assume all risk of loss, damage and destruction to the Equipment prior to the delivery of the Equipment to the carrier. Upon delivery of the Equipment to the carrier, Customer shall be responsible for and shall bear all risk of loss, damage and destruction with respect to the Equipment.

               5.3  Disclaimers
                    -----------

                         5.3.1  Customer acknowledges and agrees that the
Equipment Maintenance Services described in Exhibit A are the sole remedies available to Customer for defects in the Equipment.

                         5.3.2  With respect to the non-Softsense Equipment,
Customer acknowledges and agrees that the sole warranty available to customer shall be such warranty, if any, that is offered by the non-Softsense Equipment manufacturer. Softsense disclaims all warranties of any nature with respect to the non-Softsense Equipment, and the Equipment Maintenance Services provided with respect to such Equipment, whether oral or written, express or implied, particularly including the implied warranties of merchantability and fitness for a particular purpose.

                         5.3.3  Customer further acknowledges and agrees that
the Softsense Equipment is provided without a warranty from Softsense. Softsense disclaims all warranties of any nature with respect to the Softsense Equipment and the Equipment Maintenance Services provided with respect to such Equipment, whether oral or written, express or implied, particularly including the implied warranties of merchantability and fitness for a particular purpose.

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               5.4  Softsense will defend Customer against any claim that any item of Softsense Equipment infringes a United States patent or copyright and, subject to the limitation of liability set forth in Section 8.1 herein, will pay all costs, damages and attorneys' fees that a court finally awards as a result of a determination of patent or copyright infringement. To qualify for such defense and payment, Customer must: (i) provide Softsense with prompt written notice of the initial claim and lawsuit relating thereto; (ii) permit Softsense the right to defend, compromise or settle the lawsuit in the sole discretion of Softsense; and (iii) provide Softsense with all available information, reasonable assistance, authority and cooperation to enable Softsense to defend, compromise or settle the lawsuit as provided herein. Customer, at its own expense, may participate in any such lawsuit, compromise or settlement in an advisory capacity. If such claim has occurred, or in Softsense's judgment, is likely to occur, Customer agrees to allow Softsense, at Softsense's option and expense, to: (i) settle or defend against such claim; (ii) procure for Customer the right the use such item of Softsense Equipment; (iii) replace or modify such item of Softsense Equipment to avoid infringement; or (iv) remove such item of Softsense Equipment and refund the purchase price less a reasonable amount for depreciation. Softsense shall not have any liability to Customer for any claim that the non-Softsense Equipment infringes a United States patent or copyright. Customer's sole recourse will be against the manufacturer of such non-Softsense Equipment to the extent that the manufacturer assumes any responsibility for patent or copyright infringement. The defense offered in this Section 5.4 shall not apply to any claim resulting from the modification of the Softsense Equipment performed other than by Softsense or based upon the operation or use of the Softsense Equipment with data, computer programs or equipment not provided, formally approved or manufactured by Softsense. This Section 5.4 states Softsense's entire obligation regarding patent and copyright infringement with respect to the Equipment.

     6. SERVICES
        --------

               6.1  Software Support and Equipment Maintenance Services For each
                    ---------------------------------------------------
System installed at a Licensed Site listed on an Accepted Order, Softsense will provide, in connection with Customer's operation of the System, Software Support Services and Equipment Maintenance Services pursuant to the terms of the Software support and Equipment maintenance plans selected by Customer. The aforementioned plans are more particularly described on Exhibit A attached hereto. As of the date of execution of this Agreement (the "Effective Date"), Customer elects to receive Equipment Maintenance Services under the ___________________ Plan and Software Support Services under the
___________________ Plan, such plans to be in effect at each Licensed Site for the initial term described on Exhibit A. Upon expiration of the initial term and each renewal term thereafter, Customer may receive such services under the alternative plans offered by Softsense, such plans to be in effect at each Licensed Site for the duration of each such renewal term, provided that Customer provides Softsense with written notification of such election ninety (90) days prior to the expiration of the then-current term.

               6.2  Professional Services
                    ---------------------

                         6.2.1 Customer may request and Softsense may provide,
Professional Services related to Customer's operation of the Software provided hereunder, including, consultation services, user education services, implementation services and development services, and such other services to which the parties agree.

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

                         6.2.2 Customer may from time to time request that
Softsense develop Enhancements or make modifications to the Software in addition to the Enhancements or modifications made by Softsense as part of its Software Support Services ("Additional Enhancements"). All such requests shall be made in the form of an Order for Professional Services, subject to Softsense's acceptance pursuant to Section 3.6.1 herein. Customer acknowledges and agrees that all Additional Enhancements delivered under an Order for Professional Services shall be deemed a part of the Software and shall be exclusively owned by Softsense.

     7. NONDISCLOSURE AND CONFIDENTIALITY
        ---------------------------------

               7.1 For purposes of this Agreement, "Proprietary Information" shall mean all ideas, concepts, techniques, know-how, technical information, or other information or material, in whatever form, received by one party to this Agreement from the other, that is either: (i) stamped or otherwise identified in writing as proprietary, or (ii) if orally disclosed, identified by the disclosing party as proprietary at the time of disclosure, although the failure to make such identification under either (i) or (ii) shall not alone change the classification of such information from Proprietary Information to non-Proprietary Information. Proprietary Information shall include the Software.

               7.2 Each party agrees to hold all Proprietary Information of the other party in strictest confidence and not to copy, reproduce, distribute, remanufacture, duplicate, reveal, publish, report, disclose, caused to be disclosed, or otherwise transfer any such Proprietary Information to any third party, except as authorized in writing by the disclosing party, or utilize any such information for any purpose whatsoever other than specifically required under this Agreement, except that each party may disclose Proprietary Information of the other to its employees who have a specific need to know such information and who are advised of the confidential nature of the information and the provisions of this Section 7. The obligations under this Section 7 shall last for the term of this Agreement and for a period of five (5) years thereafter, except to the extent that the Proprietary Information disclosed rises to the level of a trade secret under applicable law, in which case, the obligations of this Section 7 shall continue for so long as such information constitutes a trade secret under applicable law. Each party further acknowledges and agrees that the Proprietary Information of the other party is and shall at all times remain the sole and exclusive property of the other party, and in the event of termination or expiration of this Agreement, for any reason, each party shall immediately return to the other party all Proprietary Information in its possession.

               7.3 Each party agrees to neither discuss nor otherwise disclose to any third party the terms of this Agreement, but each party has the right to represent verbally or in any printed or visual promotion, advertisement or informational brochure that Customer is a user of the Software and a customer of Softsense, provided, however, that such representation is true, accurate and correct.

     8. LIMITATION OF LIABILITY AND DAMAGES
        -----------------------------------

               8.1 Customer acknowledges and agrees that in no event shall Softsense, any affiliate or any officers, directors, employees, shareholders or representatives of Softsense be liable to Customer or any third party for special, indirect, incidental or consequential damage or loss of any nature, including, but not limited to, damages resulting from delay, loss of profits, injury to person or loss of goodwill which may arise in connection with the Software, any copies thereof, the Equipment, the Services or otherwise pertaining to this Agreement, even if Softsense has been notified of the possibility or likelihood of such damages occurring. The parties agree that this limitation of liability shall survive in full force and effect despite any failure of any exclusive remedy.

               8.2 Customer acknowledges and agrees that Softsense's liability for damages to Customer or any third party for any cause whatsoever related to this Agreement, the Software, the Equipment, the Services and regardless of the form of action, whether in contract or in tort, including negligence or strict liability, shall be limited to all payments received by Softsense from Customer hereunder for the particular Software program, Equipment component, or Service activity that caused the damage or that is the subject matter of or is directly related to, the cause of action. This limitation of liability will not apply to claims for personal injury or property damage caused by Softsense's gross negligence or willful misconduct or to claims of patent or copyright infringement as set forth in Sections 4.4 and 5.4. In no event will Softsense be liable for any damages arising from performance or nonperformance of the Software or Equipment caused by Customer's or any third party's failure to perform its or their responsibilities.

               8.3 Softsense shall not be held responsible for misuse or incorrect operation of the Software or Equipment, use of the Software or Equipment by untrained personnel or improper entry of data in connection with the Software. Customer understands that the use of any Equipment outside the manufacturer's recommended specifications may seriously effect the performance of the Software. Softsense shall not be held liable or responsible for external environmental conditions that may affect the performance of the Software or Equipment, including, but not limited to, loss or interruption of power, interruption or degradation of phone or data line service or integrity, conflicting radio frequencies or other such factors.

     9. TERMINATION
        -----------

               9.1 This Agreement is effective from the date on which it is signed and accepted by the parties and will remain in effect until terminated by Customer upon sixty (60) days written notice to Softsense, or by Softsense as provided in Section 9.2 herein. This Agreement may be terminated by Customer only when all Software and all associated documentation have been returned to Softsense or destroyed upon instructions from Softsense.

               9.2 Softsense may terminate this Agreement upon the occurrence of a material breach hereof (including, without limitation, non-payment of fees by Customer) which breach has not been cured, with respect to non-payment of fees, within fifteen (15) days after the date of written notice thereof to Customer by Softsense, and with respect to any other material breach, within forty five (45) days after the date of written notice thereof to Customer by Softsense. Said notice will identify and describe the basis for such termination. If prior to the expiration of any cure period stated above, Customer cures such default, termination shall not take place. The filing of bankruptcy, voluntarily or

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

involuntarily, by either party shall not be a cause for termination of this Agreement, provided that such party continues to fully perform its obligations hereunder.

               9.3 Upon expiration or termination of this Agreement for any reason, Customer shall return to Softsense all Softsense property including, but not limited to, all copies of the Software, all documentation relating thereto and all Equipment not fully paid for hereunder. Upon termination or expiration of this Agreement, the provisions of this Agreement providing for payment of charges to Softsense, protection of the parties' proprietary rights, Softsense's limited express warranties, Softsense's limitation of liability and other provisions of this Agreement concerning the ongoing interest of the parties, including, but not limited to, the provisions of Sections 4.2, 4.3, 4.4, 5.3, 5.4, 7, 8, 9, 13, 15, 20 and 21, shall continue and survive in full force and effect.

     10.  INDEPENDENT PRINCIPALS  Softsense and Customer are independent
          ----------------------
principals in all actions contemplated by this Agreement. This Agreement shall not be construed to create or authorize any partnership, joint venture or agency relationship, nor to authorize either party to make any commitment or agreement binding on the other party, without such other party's prior written consent.

     11.  FORCE MAJEURE  Neither party shall  be in default by reason of any
          -------------
failure of performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the control or forseeability of such party including, but not limited to, default by suppliers, acts of God or of the public enemy, United States or foreign governmental acts in either a sovereign or contractual capacity, transportation contingencies, fire, flood, epidemic restrictions and strikes.

     12.  WAIVER  Neither party shall, by mere lapse of time without giving
          ------
notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Furthermore, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

     13.  EQUITABLE REMEDIES AND SPECIFIC PERFORMANCE  Customer acknowledges
          -------------------------------------------
that each provision of this Agreement providing for the protection of Softsense's copyrights, patents, Proprietary Information, trade secrets and other proprietary rights, is material to this Agreement. Customer acknowledges that any threatened or actual breach of Softsense's copyright, patents, proprietary rights or trade secrets shall constitute immediate and irreparable harm to Softsense, for which equitable remedies may be awarded by a court of competent jurisdiction.

     14.  NOTICES  All notices and other communications required or permitted to
          -------
be given under this Agreement shall be in writing and shall be considered effective when: (i) mailed by registered or certified mail, postage pre-paid, return receipt requested; or (ii) hand delivered. All such notices shall be addressed as shown below or to such other address as may be designated by a party hereto or by written notice to the other party. Addresses for notices are as follows:

     If to Softsense:                      If to Customer:

     Softsense Computer Products, Inc.     _________________________
     1000 Alderman Drive, Suite A          _________________________
     Alpharetta, Georgia 30202             _________________________
     Attention: Legal Services Division    _________________________


     15.  GOVERNING LAW  This Agreement shall be governed, construed, and
          -------------
interpreted in accordance with the laws of the State of Georgia. In any civil action by either party relating to this Agreement, the prevailing party shall recover from and be reimbursed by the other party for all costs, reasonable attorneys' fees and related expenses. Customer hereby consents and submits to the exclusive jurisdiction and venue over any action, suit, or other legal proceeding that may arise out of, or in connection with this Agreement, by any state or federal court located within Fulton County in the State of Georgia. Customer stipulates and admits that it is transacting business in Fulton County in the State of Georgia. Customer shall bring any action, suit or other legal proceeding to enforce, directly or indirectly, this Agreement or any right based upon it only in Fulton County in the State of Georgia.

     16.  AUTHORITY TO CONTRACT  Each party warrants and represents to the other
          ---------------------
that it is legally free to enter into this Agreement, that its execution of this Agreement has been duly authorized and that full performance of the terms and conditions of this Agreement shall not conflict with or violate any terms or conditions of any other agreement by which it is bound.

     17.  ASSIGNMENT  Customer represents that it is acting on its own behalf
          ----------
and is not acting as an agent for or on behalf of any third party and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of Softsense.

     18.  SEVERABILITY  If any provision herein is declared invalid by a court
          ------------
of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect and be enforced to the maximum extent permitted by applicable law.

     19.  AMENDMENTS  This Agreement can be amended or supplemented only by an
          ----------
instrument in writing signed by authorized representatives of both parties.

     20.  LIMITATIONS OF ACTIONS  No action, regardless of form, whether based
          ----------------------
on contract, strict liability or tort, including any action based on negligence, arising out of this Agreement, may be brought: (i) in the case of an action arising out of a breach of the terms and conditions of Section 7 herein, more than five (5) years after the cause of action has arisen; or (ii) in the case of any other action, more than two (2) years after the cause of action has arisen, except that in the case of an action for monies due, an action may be brought within two (2) years of the date of the last payment.

     21.  GENERAL
          -------

               21.1 Each of the parties hereto acknowledge that it has read this Agreement, understands and agrees to be bound by its terms. The parties further agree that this

Agreement and each Proposal is the complete and exclusive statement of the agreement between the parties relating to the subject matter of the Agreement and supersedes and cancels all previous understandings, representations, conditions, warranties and all other communications between the parties relating to the subject matter of this Agreement.

               21.2 The terms and conditions of any Proposal and any Exhibits attached to this Agreement are incorporated by reference and made a part of this Agreement.

               21.3 Variance from the terms and conditions of this Agreement in any Order or other written communication shall be of no force or effect. In the event of a conflict between the terms of this Agreement and the terms of a Proposal, the terms and conditions specified in this Agreement shall take precedence.

               21.4 The Agreement is neither valid nor binding upon either party until accepted by each party as evidenced by the execution of this Agreement by each party's authorized representative.

     In Witness Whereof, Softsense and Customer have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

     Accepted by:

     "Customer"                         "Softsense"
     _______________________________    Softsense computer products, inc.

     By:____________________________    By:________________________________

          (Authorized Signature)               (Authorized Signature)

     Name (Print): __________________   Name (Print):______________________

     Title___________________________   Title:_____________________________

                                   EXHIBIT A

              EQUIPMENT MAINTENANCE AND SOFTWARE SUPPORT SERVICES


  1.   EQUIPMENT MAINTENANCE SERVICES
       ------------------------------

       1.1.   Express Depot Maintenance Plan
              ------------------------------

               1.1.1 Under this plan, Softsense will provide a toll-free telephone hotline 24-hours a day, seven days a week, which will enable Customer to report Equipment malfunctions or defects to Softsense. Customer will be responsible for notifying Softsense immediately upon discovering an Equipment malfunction or defect. Upon receipt of such notification, a certified technical support technician ("Support Specialist") will diagnose the Equipment problem and make a determination as to whether a replacement component is required. If a replacement component is required, the Support Specialist will issue a returned merchandise authorization ("RMA") number to Customer, which number will authorize Customer to return the failed Equipment component to Softsense, at Customer's expense.

               1.1.2 Softsense will dispatch replacement components to Customer's Licensed Site, or such other mutually agreed upon location, in accordance with one of the two following delivery options, as selected by
Customer:

                    (i)  Normal Delivery   Softsense will dispatch replacement
                         ---------------
components via surface freight carrier on the same business day that the Support Specialist determines that a replacement component is required if such determination is made prior to 4:30 PM, EST, and by the next business day if such determination is made after 4:30 PM, EST. Softsense agrees to pay all shipping charges and bear all risk of loss, damage and destruction with respect to the replacement components prior to the delivery of the components to Customer, provided Customer pays to Softsense Softsense's then-current Normal Delivery fee.

                    (ii)  Expedited Delivery   Softsense will dispatch
                          ------------------
replacement components via overnight delivery on the same business day that the Support Specialist determines that a replacement component is required if such determination is made prior to 4:30 PM, EST, and by the next business day if such determination is made after 4:30 PM, EST. Softsense agrees to pay all shipping charges and bear all risk of loss, damage and destruction with respect to the replacement components prior to the delivery of the components to Customer, provided Customer pays to Softsense Softsense's then-current Expedited Delivery fee.

As of the Effective Date, Customer elects to receive replacement components in accordance with the _____________ Delivery option, such option to be in effect at each Licensed Site for the duration of the initial maintenance term. Upon expiration of the initial maintenance term and each renewal term thereafter, Customer may receive replacement components under the alternative delivery option offered by Softsense, provided that Customer provides Softsense with written notification of such election 90 days prior to expiration of the then-current term, such option to be in effect at each Licensed Site for the duration of each such renewal term.

               1.1.3 Softsense will use reasonable efforts to dispatch the replacement components within the above response times. Customer acknowledges and agrees that there will be no penalties associated with Softsense's failure to dispatch the replacement components within such response times.

               1.1.4 The on-site labor required to replace the failed Equipment components will not be provided by Softsense under this plan. Customer may enter into an agreement with a third party for the replacement of such failed Equipment components. A Support Specialist will assist, via telephone, store or other Customer personnel or an agent of Customer in the replacement of all "Non-Technical Components", but will only provide telephone support to a third party or store or other Customer personnel who is a certified Softsense maintenance provider for the replacement of "Technical Components." All Technical and Non-Technical Components are set forth in the Softsense Equipment Maintenance Document, which document shall be made available to Customer upon Customer's request.

               1.1.5 Customer will be required to return all items of failed Equipment to Softsense at Customer's risk and expense. Customer must also remove all funds contained in the failed Equipment prior to returning such items to Softsense. Softsense will not be responsible for removing and returning any funds left in the failed Equipment, or for backing-up, removing, protecting or restoring programs, data or removable storage media contained in or operating on any item of failed Equipment, unless agreed to by the parties in writing.

               1.1.6 The cost of the replacement components will be included in the base price of the plan, provided that: (i) the Equipment malfunction or failure was not caused by any of the circumstances set forth in Section 1.3 herein; and (ii) Customer returns the failed components within 30 days of Customer's receipt of an outstanding RMA Equipment notice from Softsense. Softsense will issue such notice to Customer upon Customer's failure to return all items of failed Equipment within 30 days from the date such items are diagnosed as defective. If either of the events set forth in subsections (i) or
(ii) do so occur, Customer will be charged Softsense's retail price for the replacement component, as set forth in the applicable Proposal.

       1.2   On-Site Maintenance Plan
             ------------------------

               1.2.1 Under this plan, Softsense will provide a toll-free telephone hotline 24-hours a day, seven days a week, which will enable Customer to report Equipment malfunctions or defects to Softsense. Customer will be responsible for notifying Softsense immediately upon discovering an Equipment malfunction or defect. Upon receipt of such notification, a Support Specialist will diagnose the Equipment problem and make a determination as to whether a replacement component is required. If a replacement component is required, Softsense will send replacement components to Customer's Licensed Site as follows:

                    (i) All replacement components stocked locally to the Licensed Site ("Locally Stocked Components") will be delivered within four hours of the Support Specialist's determination that a replacement component is required. Customer acknowledges and agrees that Softsense may subcontract with a third party for storage and delivery of Locally Stocked Components.

                    (ii) All replacement components stocked in the Softsense Depot Center ("Centrally Stocked Components") will be sent by overnight delivery on the same business day that the Support Specialist determines that a replacement component is required if such determination is made prior to 4:30 PM, EST, and by the next business day if such determination is made after 4:30 PM, EST.

A listing of the Locally and Centrally Stocked Components is set forth in the Softsense Equipment Maintenance Document, which document shall be made available to Customer upon Customer's request.

               1.2.2 The on-site labor required to replace the Technical Components will be made available to Customer under this plan. The labor required to replace all Non-Technical Components will be the responsibility of Customer. Customer acknowledges and agrees that Softsense may subcontract with a third party ("Third-Party Maintenance Provider") for the provision of on-site labor in connection with the replacement of the Technical Components. In the case of on-site labor provided by a Third-Party Maintenance Provider, Customer acknowledges and agrees that Softsense will not be liable to Customer or any third party for any losses or damages of any nature whatsoever arising from the furnishing of services by the Third-Party Maintenance Provider.

               1.2.3 Softsense will dispatch a Third-Party Maintenance Provider or a Support Specialist, as the case may be, to perform the on-site labor with respect to the Technical Components within four hours of the Support Specialist's determination that a replacement component is required. The Support Department will provide telephone support, via the toll-free support hotline, to store or other Customer personnel or an agent of Customer for the replacement of all Non-Technical Components.

               1.2.4 Softsense will use reasonable efforts to: (i) send or deliver, as the case may be, the replacement components within the response times set forth in Section 1.2.1; and (ii) dispatch the Third-Party Maintenance Provider or Support Specialist, as the case may be, within the response time set forth in Section 1.2.3. Customer acknowledges and agrees that there shall be no penalties associated with Softsense's failure to respond within such response times.

               1.2.5 Customer will be required, in the case of the Non-Technical Components, to return all items of failed Equipment to Softsense at Customer's risk and expense. Customer will also be required to remove all funds contained in the failed Equipment prior to returning such items to Softsense. Softsense will not be responsible for removing and returning any funds left in the failed Equipment, or for backing-up, removing, protecting or restoring programs, data or removable storage media contained in or operating on any item of failed Equipment, unless agreed to by the parties in writing.

               1.2.6 The cost of the replacement components will be included in the base price of the plan, provided that: (i) the Equipment malfunction or failure was not caused by any of the circumstances set forth in Section 1.3 herein; and (ii) Customer returns the failed components within 30 days of Customer's receipt of an outstanding RMA Equipment notice from Softsense. Softsense will issue such notice to Customer upon

Customer's failure to return all items of failed Equipment within 30 days from the date such items are diagnosed as defective. If either of the events set forth in subsections (i) or (ii) do so occur, Customer will be charged the Softsense's retail price for the replacement component, as set forth in the applicable Proposal.

          1.3  Equipment  Maintenance Limitations
               ----------------------------------

               1.3.1 Equipment returned for reasons other than malfunction or defect, including, without limitation, reasons relating solely to physical appearance, aesthetic quality or other cosmetic factors, will not be considered by Softsense as qualifying for Equipment Maintenance Services, regardless of the plan, at no additional charge hereunder.

               1.3.2 Malfunctioning Equipment or damage to Equipment caused by the following circumstances will not be considered by Softsense as qualifying for Equipment Maintenance Services, regardless of the plan, at no additional charge hereunder:

                    (i) Failure to operate the Equipment continually in a suitable operating environment as designated by Softsense or the manufacturer of the Equipment;

                    (ii) Use of the Equipment for other than data processing purposes or neglect or abuse of the Equipment;

                    (iii) Accident, disaster (including, but not limited to, flood, fire and lightning);

                    (iv) Alteration by Customer or any third party other than Softsense.

          1.4   Term and Termination
                --------------------

               1.4.1 The maintenance term shall commence as of the Effective Date, and, subject to Section 1.4.2, shall remain in effect for an initial term of one year and shall automatically renew thereafter for successive one-year terms. The Effective Date or renewal date, as the case may be, will apply to all items of Equipment purchased and installed at a Licensed Site during the then-current term.

               1.4.2 If Customer fails to pay any of the Equipment Maintenance Service fees due hereunder, Softsense has the right to suspend or terminate such Equipment Maintenance Services or any part thereof. The Equipment Maintenance Services may also be terminated by either party, without cause, upon 60-days prior written notice to the other party, such termination to take effect upon expiration of the then-current term.

          1.5   Withdrawal  Softsense may withdraw certain items of Equipment
                ----------
from Equipment Maintenance Services at each Licensed Site: (i) upon 30-days prior written notice to Customer, should any item of Equipment be discontinued by the original equipment manufacturer, or if such item of Equipment is no longer eligible for service by the original equipment manufacturer; or (ii) upon 60-days prior written notice to Customer, under all other circumstances, provided that under both subsections (i) and (ii), Softsense makes a suitable replacement available to Customer in the event of a malfunction or defect.

     2.  SOFTWARE SUPPORT SERVICES
         -------------------------

          2.1  First Line Support Plan
               -----------------------

               2.1.1 Under this plan, Softsense will provide Software Support Services directly to the Licensed Site. As part of these Services, Softsense will provide a toll-free telephone hotline 24-hours a day, seven days a week, which will enable Customer to report Software problems and receive assistance in resolving Software problems from a Support Specialist. Customer will be responsible for immediately notifying Softsense of any Software problems. Upon receipt of such notification from Customer, Softsense will assign a severity level to the reported Software problem in accordance with the below schedule. Thereafter, Softsense will use best efforts to respond to Customer's call and diagnose the Software problem within the estimated response period designated below for the applicable severity level. In the event a problem with the Software cannot be diagnosed via the toll-free hotline, Softsense may use a computer modem to remotely control the Software at the Licensed Site. Software problem diagnosis will include a determination as to whether:

                    (i) the reported Software problem constitutes an Error or a Software irregularity, interruption or malfunction other than an Error;

                    (ii) the reported problem is excluded from Software Support Services, as specified in Section 2.5 below.

               2.1.2 In the event the reported problem is excluded from Software Support Services under Section 2.5 below, Softsense shall notify Customer promptly with its rationale for such a determination, and where appropriate, will direct Customer to refer the problem to a Customer "support representative" mutually selected by the parties.

               2.1.3 If, in Softsense's opinion, the reported problem constitutes an Error, Customer will be responsible for providing Softsense with sufficient documentation, if any, in order for Softsense to reproduce the reported Error. If the Error is verified, Softsense will use best efforts to provide Customer with a temporary "fix" within the estimated resolution times designated below for the applicable severity level and shall include the Error correction in a future Upgrade. In the event that the verified Error is not, in Softsense's opinion, valid or reproducible, Softsense shall notify Customer promptly with its rationale for such a determination.

               2.1.4 If, in Softsense's opinion, the reported problem constitutes a Software irregularity, interruption, or malfunction other than an Error, Softsense will provide Customer with the necessary technical assistance to enable Customer to correct the problem or to otherwise become operational within the estimated resolution times designated below for the applicable severity level.

               Severity Level Definition
               -------------------------

               Severity 1     Customer is unable to use the Software or the
                              problem results in a critical impact on Customer's operations.

               Severity 2     Customer is able to use the Software, but in
                              Customer's reasonable determination, Customer is severely restricted in doing so.

               Severity 3     Customer is able to use the Software with limited
                              functions which are not critical to Customer's overall operations.

               Severity 4     There is no impact to running the Software.


               Estimated Response Time
               -----------------------

               Severity 1     Softsense will respond within 10 minutes of
                              Customer's initial call.

               Severity 2     Softsense will respond within 1 hour of Customer's
                              initial call.

               Severity 3     Softsense will respond within 2 hours of
                              Customer's initial call.

               Severity 4     Softsense will respond within 24 hours of
                              Customer's initial call.


               Estimated Resolution Time
               -------------------------

               Severity 1     Softsense will provide a fix or bypass within 4
                              hours of its diagnosis.

               Severity 2     Softsense will provide a fix or bypass within 24
                              hours of its diagnosis.

               Severity 3     Softsense will provide a fix/correction in a
                              future Upgrade.

               Severity 4     Softsense will provide a fix/correction in a
                              future Upgrade.

          2.2   Second Line Support Plan   Under this plan, Customer-designated
                ------------------------
representatives (the "Customer Help Desk") will provide the first line of Software support directly to the Licensed Site. If the Customer Help Desk, using its best efforts, is unable to resolve a Software problem after two attempts, the Licensed Site or Customer Help Desk will notify Softsense and Softsense will provide Software Support Services set forth in Section 2.1 above directly to the Licensed Site. The determination as to whether the Licensed Site or Customer Help Desk will notify Softsense shall be made by Softsense after taking into consideration factors such as the technical capabilities of the Customer Help Desk employees.

          2.3   All Standard Upgrades   Softsense will provide standard
                ---------------------
Upgrades for the Software installed at each Licensed Site, regardless of the support plan chosen by Customer. The content and timing the Upgrades will be determined by Softsense in its sole reasonable discretion. All requests for Enhancements other than those included in a standard Upgrade shall be submitted to Softsense in the form of an Order for Professional Services pursuant to
Section 6.2.2 of the Agreement, and shall be subject to Softsense's acceptance pursuant to Section 3.6.1 of the Agreement.


          2.4   Term and Termination
                --------------------

               2.4.1 The Software support term shall commence as of the Effective Date, and, subject to Section 2.4.2, shall remain in effect for an initial term of one year and shall automatically renew thereafter for successive one-year terms. The Effective Date or renewal date, as the case may be, will apply to all Software ordered and installed at a Licensed Site during the then-current term.

               2.4.2 If Customer fails to pay any of the fees for the Software Support Services due hereunder, Softsense has the right to suspend or terminate such Software Support Services or any part thereof. Customer may terminate the Software Support Services upon 60-days prior written to Softsense, such termination to take effect upon expiration of the then-current term. Customer may request that Softsense reinstate Software Support Services at any time after a termination by Customer, provided however, that Customer pays to Softsense the per-site annual Software Support fee in effect during each year it did not receive Software Support Services from Softsense.

          2.5   Software Support  Limitations:
                -----------------------------

                    (i) Software defects, abnormal operation of the Software or inability to operate the Software resulting from Customer's misuse or improper use of the Software or Equipment, use of the Software or Equipment by untrained personnel or personnel who require additional training from Customer, improper entry of data in connection with the Software or from combining or merging the Software with any computer equipment or computer programs not supplied by Softsense (or not approved in writing by Softsense to be combined or merged with the Software) will not be considered by Softsense as qualifying for Software Support Services, at no additional charge hereunder;

                    (ii) Softsense shall not be responsible for providing Software Support Services if the request for technical assistance arises solely from the inability of Customer personnel to operate the Software in conformity with store or Customer operational procedures, including, but not limited to product pricing and cash management policies;

                    (iii) Softsense shall not be responsible for providing Software Support Services for any version of a Software program other than the most recent Upgrade, provided, however, that Softsense shall continue to support the most recent superseded Upgrade for 90 days from the date of the general distribution of the most current Upgrade.

                                       8